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                                                                    EXHIBIT 23.1

           [NETHERLAND, SEWELL & ASSOCIATES LETTERHEAD APPEARS HERE]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the references to Netherland, Sewell & Associates, Inc. and to the use of its reports listed below regarding the Burlington Resources Coal Seam Gas Royalty Trust proved reserves and estimated Section 29 tax credits in the Annual Report on Form 10-K to be filed by the Burlington Resources Coal Seam Gas Royalty Trust with the Securities and Exchange Commission.

          1. Report dated March 25, 1994 for reserves as of December 31, 1993.

          2. Report dated March 15, 1995 for reserves as of December 31, 1994.

          3. Report dated March 16, 1995 for estimated Section 29 tax credits as of December 31, 1994.

          4. Report dated March 18, 1996 for reserves as of December 31, 1995.

          5. Report dated March 19, 1996 for estimated Section 29 tax credits as of December 31, 1995.

          6.  Report date March 20, 1997 for reserves as of December 31, 1996.

          7. Report dated March 21, 1997 for estimated Section 29 tax credits as of December 31, 1995.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ Danny D. Simmons
                                              ----------------------------------
                                              Danny D. Simmons
                                              Senior Vice President

Houston, Texas
March 28, 1997